Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Katie L. MacGillivary CFO & VP Finance Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial Reports

2nd Quarter Results

November 4, 2014 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2014 net earnings remained relatively flat at $4,330,000 as compared to $4,317,000 for the three months ended September 30, 2013. Per share diluted net earnings remained flat at $0.35 for the three months ended September 30, 2014 and 2013. Revenue increased 4% to $21,723,000 for the three months ended September 30, 2014 as compared to $20,949,000 for the three months ended September 30, 2013.

For the six months ended September 30, 2014 net earnings decreased 8% to $9,239,000 as compared to $10,017,000 for the six months ended September 30, 2013. Per share diluted net earnings decreased 9% to $0.75 as compared to $0.82 for the six months ended September 30, 2013. Revenue increased 4% to $43,056,000 for the six months ended September 30, 2014 as compared to $41,425,000 for the six months ended September 30, 2013.

Our results for the three months ended September 30, 2014 were adversely affected by a reduction in the gross portfolio yield and an increase in the provision for losses compared to corresponding period ended September 30, 2013. Our results were favorably impacted by a change in fair value of the interest rate swap agreements which resulted in a gain of $251,000 compared to a loss of $250,000 for the comparable three-month period.

The results for the six-month period ended September 30, 2014 as compared to the six months ended September 30, 2013 were adversely affected by a reduction in the gross portfolio yield, an increase in the provision for losses, and a change in the fair value of the interest rate swap agreements, which was a gain of $39 thousand and $583 thousand, respectively. Our results were favorably impacted by a reduction in income tax expense earlier in the year related to professional fees associated with the previously announced potential sale of the Company. Such fees became deductible as a result of the termination of the Arrangement Agreement announced on July 1, 2014, resulting in a decrease in income tax expense of $804,000.

“We continue to experience elevated levels of aggressive competition which is putting pressure on margins and making it more difficult to acquire business that is consistent with our internal guidelines. We will continue to develop additional markets and we may open additional branch locations during the remainder of our current fiscal year, which ends March 31, 2015”, stated Ralph T. Finkenbrink, President and CEO”.

Nicholas Financial, Inc. is one of the largest publically traded specialty consumer finance companies in North America. The Company operates branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,300,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc. news releases and public filings please visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2014. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
Interest and fee income on finance receivables	$21,723	$20,949	$43,056	$41,425
Expenses:
Operating	8,147	7,597	16,238	15,126
Professional fees	193	483	811	951
Provision for credit losses	5,154	3,973	9,386	6,615
Interest expense	1,485	1,443	2,934	2,848
Change in fair value of interest rate swaps	(251)	250	(39)	(583)

	14,728	13,746	29,330	24,957
Operating income before income taxes	6,995	7,203	13,726	16,468
Income tax expense	2,665	2,886	4,487	6,451

Net income	$4,330	$4,317	$9,239	$10,017

Earnings per share:
Basic	$0.36	$0.36	$0.76	$0.83

Diluted	$0.35	$0.35	$0.75	$0.82

Dividends declared per share	$—	$0.12	$—	$0.24

Weighted average shares	12,191,000	12,092,000	12,185,000	12,079,000

Weighted average shares and assumed dilution	12,365,000	12,315,000	12,371,000	12,274,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2014	2014
Cash	$4,982	$2,635
Finance receivables, net	279,182	269,344
Other assets	11,611	11,451

Total assets	$295,775	$283,430

Line of credit	$132,000	$127,900
Other liabilities	12,150	13,592

Total liabilities	144,150	141,492
Shareholders’ equity	151,625	141,938

Total liabilities and shareholders’ equity	$295,775	$283,430

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2014	2013	2014	2013
Average finance receivables, net of unearned interest (1)	$309,836,832	$290,071,860	$307,376,210	$287,854,928

Average indebtedness (2)	$132,350,000	$128,255,377	$131,093,750	$127,067,884

Interest and fee income on finance receivables	$21,723,073	$20,943,161	$43,055,586	$41,412,533
Interest expense	1,485,192	1,442,898	2,933,778	2,847,804

Net interest and fee income on finance receivables	$20,237,881	$19,500,263	$40,121,808	$38,564,729

Weighted average contractual rate (3)	23.10%	23.24%	23.10%	23.24%

Average cost of borrowed funds (2)	4.49%	4.50%	4.48%	4.48%

Gross portfolio yield (4)	28.04%	28.88%	28.01%	28.77%
Interest expense as a percentage of average finance receivables, net of unearned interest	1.92%	1.99%	1.91%	1.98%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	6.65%	5.48%	6.11%	4.60%

Net portfolio yield (4)	19.47%	21.41%	19.99%	22.19%
Marketing, salaries, employee benefits, depreciation, administrative, professional fee expenses and dividend taxes as a percentage of average finance receivables, net of unearned interest (5)	10.77%	11.07%	11.09%	11.10%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (6)	8.70%	10.34%	8.90%	11.09%

Write-off to liquidation (7)	9.01%	8.19%	7.77%	7.05%
Net charge-off percentage (8)	7.89%	7.10%	6.63%	6.13%

Note: All three- and six-month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Weighted average contractual rate represents the weighted average annual percentage rate (“APR”) of all Contracts and Direct Loans.
(4)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(5)	The numerators include expenses associated with the potential sale of the Company and include taxes associated with the payments of cash dividends. Absent these expenses, the percentages would have been 10.72% and 10.81% for the three months ended September 30, 2014 and 2013, respectively, and 10.86% and 10.75% for the six months ended September 30, 2014 and 2013, respectively.
(6)	Pre-tax yield represents net portfolio yield minus administrative expenses as a percentage of average finance receivables, net of unearned interest.
(7)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances and ending receivable balance.
(8)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding Chapter 13 bankrupt accounts:

	Gross Balance Outstanding	Delinquencies
Contracts		31 – 60 days	61 – 90 days	90 + days	Total
September 30, 2014	$427,196,623	$19,923,081	$5,241,042	$2,844,277	$28,008,400
		4.66%	1.23%	0.67%	6.56%
September 30, 2013	$397,098,910	$15,504,636	$2,855,032	$1,841,390	$20,201,058
		3.91%	0.72%	0.46%	5.09%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	90 + days	Total
September 30, 2014	$11,369,476	$215,570	$77,219	$23,852	$316,641
		1.90%	0.68%	0.21%	2.79%
September 30, 2013	$10,614,301	$104,983	$37,604	$21,246	$163,833
		0.99%	0.35%	0.20%	1.54%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
Contracts	2014	2013	2014	2013
Purchases	$40,876,742	$41,958,515	$87,646,344	$83,841,229
Weighted APR	23.07%	23.05%	23.04%	22.93%
Average discount	8.18%	8.51%	8.16%	8.43%
Weighted average term (months)	55	52	55	52
Average loan	$10,953	$10,685	$10,989	$10,664
Number of contracts	3,732	3,927	7,976	7,862

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